JEFFERS, SHAFF & FALK, LLP
                                ATTORNEYS AT LAW
                             18881 VON KARMAN AVENUE
                                   SUITE 1400
                            IRVINE, CALIFORNIA 92612
                            TELEPHONE: (949) 660-7700
                            FACSIMILE: (949) 660-7799

                                January 18, 2001


American Utilicraft Corporation
300 Petty Road, N.E., Suite B
Lawrenceville, Georgia  30043

         RE:      Registration Statement on Form SB-2
                  American Utilicraft Corporation common stock,
                  Par value $.00001 per share

Ladies and Gentlemen:

         We have acted as counsel for American Utilicraft Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on October 10, 2000, as amended, for the sale by the Company of up to 2,000,000 shares of its Common Stock, $.00001 par value (the "Company Shares") and the resale by certain selling shareholders of (i) 1,000,000 shares of Common Stock that are presently outstanding and held by Douglas E. Smith (the "Smith Shares") and (ii) up to 8,200,000 shares of Common Stock ("Swartz Shares") that may be issued to Swartz Private Equity LLC ("Swartz") pursuant to a certain Investment Agreement between the Company and Swartz ("Investment Agreement") and upon exercise of warrants issued or to be issued to Swartz under the Investment Agreement. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto, (b) the Company's Certificate of Incorporation, as amended, (c) the Company's Bylaws, as amended, (d) the Investment Agreement, the warrant issued to Swartz, the form of the warrants to be issued to Swartz, (e) certain records of the Company's corporate proceedings as reflected in its minute books, and (f) such statutes, records and other documents as we have deemed relevant.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We have conducted no independent investigation and have relied solely on the items listed above in rendering these opinions.

American Utilicraft Corporation
Page 2

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that (i) the Company Shares have been duly authorized and when issued, delivered and paid for, will be validly issued, fully paid and non-assessable, (ii) the Smith Shares have been validly issued and are fully paid and non-assessable, and (iii) the Swartz Shares, upon issuance by the Company in the manner and for the consideration contemplated in the Investment Agreement and, in the case of the shares of Common Stock underlying the warrants issued and to be issued to Swartz under the Investment Agreement, upon exercise of the warrants and payment of the exercise prices thereof to the Company in accordance with their terms, will be validly issued, fully paid and non-assessable.

         We are licensed to practice law in California and our opinion is limited to the Delaware General Corporate laws. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Jeffers, Shaff & Falk , LLP


                                           JEFFERS, SHAFF & FALK, LLP